UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 31, 2017, Simpson Manufacturing Co, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors resolved on January 30, 2017 to hold a special meeting of stockholders of the Company on or around March 28, 2017 (the “Special Meeting”). As described in the Press Release, the agenda for the Special Meeting will include submitting to the stockholders proposals to amend the certificate of incorporation and the bylaws of the Company, each as amended, to (1) declassify the Company’s board of directors over a three-year period and provide that directors be elected for one-year terms beginning at the Company’s 2017 annual meeting of stockholders, and (2) eliminate cumulative voting in the election of directors.

Additional meeting details will be included in the Company’s proxy statement with respect to the Special Meeting to be filed with the Securities and Exchange Commission, which will be mailed to all stockholders entitled to receive notice of and to vote at the Special Meeting.

Stockholders are not required to take any action at this time.

A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

About Simpson Manufacturing Co. Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and fiber reinforcing materials. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

Important Additional Information

Simpson Manufacturing Co., Inc., its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s special meeting of stockholders expected to be held on or around March 28, 2017. The Company intends to file a preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.simpsonmfg.com, by writing to the Company at 5956 W. Las Positas Blvd., Pleasanton, CA 94588, or by calling the Company’s proxy solicitor D.F. King at (212) 269-5550.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 31, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: January 31, 2017	By	/s/ BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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